Exhibit 99.1

UWM Holdings Corporation Announces
First Quarter 2022 Results
$453.3 million in 1Q22 Net Income;
First Quarter Total Loan Volume of $38.8 billion, including Purchase Volume of $19.1 billion
PONTIAC, MI, May 10, 2022 - UWM Holdings Corporation (NYSE: UWMC), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), the #1 wholesale mortgage lender in America, today announced its results for the first quarter ended March 31, 2022. The Company reported 1Q22 net income of $453.3 million and diluted earnings per share of $0.22. Loan origination volume for the quarter was $38.8 billion, which included $19.1 billion in purchase volume, a Q1 record for UWM. Net income for the first quarter was inclusive of a $172.0 million increase in fair value of MSRs.

Mat Ishbia, Chairman and CEO of UWMC said, "This quarter, we demonstrated that our business can continue to be profitable in significantly different market conditions than what we've seen over the past two years. We earned this position by building a business over the past 36 years that can take advantage of what the market provides. We are seeing independent mortgage brokers grow in both their share of market and loan officer population. Our scale and agility coupled with the momentum in the broker channel is driving our ability to separate even further from the pack."

First Quarter 2022 Financial Highlights

•Originations of $38.8 billion in 1Q22, a 21% decrease from $49.1 billion in 1Q21
•Purchase originations of $19.1 billion in 1Q22, a 56% increase compared to $12.2 billion in 1Q21, and a Q1 record for the Company
•Net income of $453.3 million in 1Q22 as compared to $860.0 million of net income in 1Q21
•Total gain margin of 99 bps in 1Q22 compared to 219 bps in 1Q21
•Total equity of $3.2 billion at March 31, 2022 as compared to $2.8 billion at March 31, 2021
•Unpaid principal balance of MSRs increased to $303.4 billion with a WAC of 3.04% at March 31, 2022 as compared to $221.0 billion with a WAC of 3.00% at March 31, 2021

Production and Income Statement Highlights (dollars in thousands)

	Q1 2022	Q4 2021	Q1 2021
Funded loan volume(1)	$38,812,329	$55,194,365	$49,094,240
Total gain margin(1)(2)	0.99%	0.80%	2.19%
Net income	$453,287	$239,826	$860,005
Adjusted net income(3)	349,402	177,123	666,889
Adjusted EBITDA(3)	128,407	206,887	711,418

(1)Key operational metric - see discussion below.
(2)Represents total loan production income divided by funded loan volume.
(3)Non-GAAP metric - see discussion below.

Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q1 2022	Q4 2021	Q1 2021
Cash and cash equivalents	$901,174	$731,088	$1,592,663
Mortgage loans at fair value	5,208,167	17,473,324	5,503,271
Mortgage servicing rights	3,514,102	3,314,952	2,300,434
Total assets	10,990,953	22,528,358	10,372,626
Non-funding debt (1)	2,156,641	2,158,911	1,270,167
Total equity	3,166,242	3,171,001	2,778,036
Non-funding debt to equity (1)	0.68	0.68	0.46

(1)Non-GAAP metric - please see discussion below.

Mortgage Servicing Rights (dollars in thousands)

	Q1 2022	Q4 2021	Q1 2021
Unpaid principal balance	$303,425,697	$319,807,457	$220,978,670
Weighted average interest rate	3.04%	2.94%	3.00%
Weighted average age (months)	12	9	7
Technology Update
•BOLT, our latest underwriting technology, developed in-house and launched in Q3 of 2021, saw adoption increase by approximately 52% from 4Q21 to 1Q22, and we continue to see this groundbreaking technology cut application to CTC (“Clear to Close”) on conventional loans by an average of approximately 4 calendar days, while improving underwriting efficiency
Operational Highlights
•We maintained an average Clear to Close of approximately 18 business days in 1Q22, while management estimates an industry average of 43 days1 during 4Q21
•Our 0.75% 60+ days delinquency and our 0.54% forbearance rates, as of March 31, 2022, are significantly better than the industry averages of 2.1%2 and 1.1%,3 respectively, highlighting our strong credit quality
Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q1 2022	Q4 2021	Q1 2021
Conventional	$13,297,954	$16,643,586	$10,310,924
Jumbo	1,532,197	2,861,921	13,264
Government	4,272,747	4,996,092	1,893,354
Total Purchase	$19,102,898	$24,501,599	$12,217,542

Refinance:	Q1 2022	Q4 2021	Q1 2021
Conventional	$15,597,602	$25,032,327	$33,623,348
Jumbo	702,631	2,074,353	5,446
Government	3,409,198	3,586,086	3,247,904
Total Refinance	$19,709,431	$30,692,766	$36,876,698
Total Originations	$38,812,329	$55,194,365	$49,094,240
"UWM has built a strong business that will continue to thrive in any market environment. This purchase market will act as the catalyst for accelerated broker channel growth. Brokers are experts in purchase transactions, making mortgages faster, easier and cheaper for borrowers across America. " said Ishbia, Chairman and CEO of the Company.

_____________________________
1 Source: ICE Mortgage Technology; 2 Source: CoreLogic (As of January 2022); 3 Source: Mortgage Bankers Association.

Share Repurchase Program
On May 9, 2021, the Company's Board of Directors authorized a share repurchase program of up to $300 million in aggregate value of the Company’s Class A common stock effective May 11, 2021. The share repurchase program authorizes the Company to repurchase shares of the Company’s Class A common stock from time to time, in the open market or through privately negotiated transactions, at management's discretion based on market and business conditions, applicable legal and regulatory requirements as well as other factors. Shares purchased will be retired. The plan will expire on May 11, 2023 unless otherwise modified or terminated by the Company's Board of Directors at any time in the Company's sole discretion.

Through December 31, 2021, total Class A shares repurchased by the Company were 11,498,330 for $81.6 million, at an average price per share of $7.10. While approximately $218 million remains on the authorization and the share price is currently trading lower than previous purchases, the Company's leadership and the Board of Directors are conscientious to maintain a reasonable public float. The Company remains committed to returning value to shareholders in the form of a dividend, and will continue to assess the right time for further share repurchases.
Second Quarter 2022 Outlook
We anticipate second quarter production to be in the $26-$33 billion range, with gain margin from 75 to 90 basis points.
Dividend
Subsequent to March 31, 2022, for the sixth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on July 11, 2022 to stockholders of record at the close of business on June 21, 2022. Additionally, the Board approved a proportional distribution to SFS Corp. of $150.2 million which is payable on July 11, 2022.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Tuesday, May 10, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
•https://conferencingportals.com/event/YModynrv
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Funded loan volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Funded loan volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by funded loan volume for the applicable periods.
Non-GAAP Metrics
The Company's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (the Company's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, the Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income,” which is our pre-tax income adjusted for a 23.6% estimated annual effective tax rate. “Adjusted net income” is a Non-GAAP Metric.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, operating lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt to equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following table presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands):

Adjusted net income	Q1 2022	Q4 2021	Q1 2021
Earnings before income taxes	$457,332	$231,836	$872,891
Impact of estimated annual effective tax rate of 23.6%	(107,930)	(54,713)	(206,002)
Adjusted net income	$349,402	$177,123	$666,889

Adjusted EBITDA	Q1 2022	Q4 2021	Q1 2021
Net income	$453,287	$239,826	$860,005
Interest expense on non-funding debt	29,558	25,417	16,343
Provision for income taxes	4,045	(7,990)	12,886
Depreciation and amortization	10,915	10,422	7,289
Stock-based compensation expense	1,828	2,014	—
Change in fair value of MSRs due to valuation inputs or assumptions	(390,980)	(65,104)	(197,802)
Deferred compensation, net	12,252	(2,135)	30,000
Change in fair value of Public and Private Warrants	(4,132)	(5,161)	(17,303)
Change in Tax Receivable Agreement liability	700	8,537	—
Change in fair value of investment securities	10,934	1,061	—
Adjusted EBITDA	$128,407	$206,887	$711,418

Non-funding debt and non-funding debt to equity	Q1 2022	Q4 2021	Q1 2021
Senior notes	$1,981,106	$1,980,112	$789,870
Borrowings against investment securities	118,786	118,786	—
Operating lines of credit	—	—	400,000
Equipment note payable	1,803	2,046	25,424
Finance lease liability	54,945	57,967	54,873
Total non-funding debt	$2,156,641	$2,158,911	$1,270,167
Total equity	$3,166,242	$3,171,001	$2,778,036
Non-funding debt to equity	0.68	0.68	0.46
Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release include statements regarding: (1) our foundation and strategies for growth and the drivers of that growth; (2) our “All-In” initiative and its impact on our business and industry; (3) our performance in shifting market conditions and the comparison of such performance against our competitors; (4) growth of the wholesale channel and the benefits to our business of such growth; (5) our investments in technology and the impact to our operations and financial results; and (6) our purchase production and product mix. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets and regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (the Company) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the largest wholesale mortgage lender in the United States, originating mortgage loans exclusively through the wholesale channel. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE YELLAND
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$901,174	$731,088
Mortgage loans at fair value	5,208,167	17,473,324
Derivative assets	241,932	67,356
Investment securities at fair value, pledged	138,417	152,263
Accounts receivable, net	617,608	415,691
Mortgage servicing rights	3,514,102	3,314,952
Premises and equipment, net	151,206	151,687
Operating lease right-of-use asset, net (includes $103,513 and $104,595 with related parties)	103,670	104,828
Finance lease right-of-use asset (includes $28,416 and $28,619 with related parties)	53,857	57,024
Other assets	60,820	60,145
Total assets	$10,990,953	$22,528,358
Liabilities and Equity
Warehouse lines of credit	$4,076,829	$15,954,938
Derivative liabilities	115,430	36,741
Borrowings against investment securities	118,786	118,786
Accounts payable, accrued expenses and other	1,207,145	1,087,411
Accrued distributions and dividends payable	159,460	9,171
Senior notes	1,981,106	1,980,112
Operating lease liability (includes $110,854 and $111,999 with related parties)	111,010	112,231
Finance lease liability (includes $29,015 and $29,087 with related parties)	54,945	57,967
Total liabilities	7,824,711	19,357,357
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2022	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,531,073 shares issued and outstanding as of March 31, 2022	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2022	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2022	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of March 31, 2022	150	150
Additional paid-in capital	542	437
Retained earnings	138,834	141,805
Non-controlling interest	3,026,707	3,028,600
Total equity	3,166,242	3,171,001
Total liabilities and equity	$10,990,953	$22,528,358

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue
Loan production income	$383,871	$442,407	$1,074,665
Loan servicing income	198,565	194,976	123,789
Change in fair value of mortgage servicing rights	171,963	(138,988)	(59,259)
Gain (loss) on sale of mortgage servicing rights	—	2,461	4,763
Interest income	67,395	104,601	45,912
Total revenue, net	821,794	605,457	1,189,870
Expenses
Salaries, commissions and benefits	160,609	146,697	213,061
Direct loan production costs	26,718	25,292	13,162
Marketing, travel, and entertainment	12,837	25,334	10,495
Depreciation and amortization	10,915	10,422	7,289
General and administrative	38,323	36,467	16,778
Servicing costs	47,184	36,200	20,508
Interest expense	60,374	88,772	52,990
Other (income)/expense	7,502	4,437	(17,304)
Total expenses	364,462	373,621	316,979
Earnings before income taxes	457,332	231,836	872,891
Provision for income taxes	4,045	(7,990)	12,886
Net income	453,287	239,826	860,005
Net income attributable to non-controlling interest	431,357	222,876	812,020
Net income attributable to UWMC	$21,930	$16,950	$47,985

Earnings per share of Class A common stock:
Basic	$0.24	$0.17	$0.47
Diluted	$0.22	$0.11	$0.33
Weighted average shares outstanding:
Basic	92,214,594	97,138,073	103,104,205
Diluted	1,594,284,381	1,599,785,759	1,605,173,992

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of March 31, 2022, and the preceding four quarters and Statements of Operations for the quarter ended March 31, 2022, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Assets	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$901,174	$731,088	$950,910	$1,048,177	$1,592,663
Mortgage loans at fair value	5,208,167	17,473,324	11,736,642	12,404,112	5,503,271
Derivative assets	241,932	67,356	143,807	75,438	113,168
Investment securities at fair value, pledged	138,417	152,263	41,809	—	—
Accounts receivable, net	617,608	415,691	340,028	317,458	549,381
Mortgage servicing rights	3,514,102	3,314,952	2,900,310	2,662,556	2,300,434
Premises and equipment, net	151,206	151,687	145,774	130,864	111,964
Operating lease right-of-use asset, net	103,670	104,828	105,902	87,130	87,896
Finance lease right-of-use asset	53,857	57,024	60,113	61,356	54,456
Other assets	60,820	60,145	55,655	57,007	59,393
Total assets	$10,990,953	$22,528,358	$16,480,950	$16,844,098	$10,372,626
Liabilities and Equity
Warehouse lines of credit	$4,076,829	$15,954,938	$10,487,950	$11,249,213	$4,823,740
Derivative liabilities	115,430	36,741	61,434	82,551	55,479
Operating lines of credit	—	—	—	—	400,000
Borrowings against investment securities	118,786	118,786	32,560	—	—
Accounts payable, accrued expenses and other	1,207,145	1,087,411	1,231,826	1,021,119	1,210,923
Accrued distributions and dividends payable	159,460	9,171	10,087	160,444	160,517
Senior notes	1,981,106	1,980,112	1,484,370	1,483,587	789,870
Operating lease liability	111,010	112,231	117,824	98,280	99,188
Finance lease liability	54,945	57,967	60,871	61,918	54,873
Total liabilities	7,824,711	19,357,357	13,486,922	14,157,112	7,594,590
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of March 31, 2022	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,531,073 shares issued and outstanding as of March 31, 2022	9	9	10	10	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2022	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of March 31, 2022	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of March 31, 2022	150	150	150	150	150
Additional paid-in capital	542	437	313	187	—
Retained earnings	138,834	141,805	129,815	109,397	113,078
Non-controlling interest	3,026,707	3,028,600	2,863,740	2,577,242	2,664,798
Total equity	3,166,242	3,171,001	2,994,028	2,686,986	2,778,036
Total liabilities and equity	$10,990,953	$22,528,358	$16,480,950	$16,844,098	$10,372,626

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue
Loan production income	$383,871	$442,407	$589,461	$479,274	$1,074,665
Loan servicing income	198,565	194,976	174,695	145,278	123,789
Change in fair value of mortgage servicing rights	171,963	(138,988)	(170,462)	(219,104)	(59,259)
Gain (loss) on sale of mortgage servicing rights	—	2,461	(5,443)	10	4,763
Interest income	67,395	104,601	102,063	79,194	45,912
Total revenue, net	821,794	605,457	690,314	484,652	1,189,870
Expenses
Salaries, commissions and benefits	160,609	146,697	164,971	172,951	213,061
Direct loan production costs	26,718	25,292	18,980	15,518	13,162
Marketing, travel, and entertainment	12,837	25,334	14,138	11,330	10,495
Depreciation and amortization	10,915	10,422	9,034	8,353	7,289
General and administrative	38,323	36,467	39,148	42,116	16,778
Servicing costs	47,184	36,200	29,192	23,067	20,508
Interest expense	60,374	88,772	90,221	72,673	52,990
Other (income) expense	7,502	4,437	(8,710)	(1,530)	(17,304)
Total expenses	364,462	373,621	356,974	344,478	316,979
Earnings before income taxes	457,332	231,836	333,340	140,174	872,891
Provision for income taxes	4,045	(7,990)	3,483	1,462	12,886
Net income	453,287	239,826	329,857	138,712	860,005
Net income attributable to non-controlling interest	431,357	222,876	304,611	130,448	812,020
Net income attributable to UWMC	21,930	16,950	25,246	8,264	$47,985

Earnings per share of Class A common stock:
Basic	$0.24	$0.17	$0.25	$0.08	$0.47
Diluted	$0.22	$0.11	$0.16	$0.07	$0.33
Weighted average shares outstanding:
Basic	92,214,594	97,138,073	101,106,023	102,760,823	103,104,205
Diluted	1,594,284,381	1,599,785,759	1,603,710,511	1,605,067,478	1,605,173,992